Exhibit 99.1

22nd Century Group Appoints Accomplished Life Sciences and Biotechnology Executive Anthony Johnson to Board of Directors

Visionary in the Fields of Biotechnology and Genomics to Extend Broad Expertise to Company’s Strategy, Technology Development, Commercialization, and Value Creation Efforts

BUFFALO, N.Y., August 19, 2021 (GLOBE NEWSWIRE) – 22nd Century Group, Inc. (Nasdaq: XXII), a leading plant-based, biotechnology company focused on tobacco harm reduction, reduced nicotine tobacco, and hemp/cannabis research, today announced the appointment of Anthony Johnson to its Board of Directors. Mr. Johnson is an accomplished life sciences and biotechnology executive leader with broad expertise in corporate strategy, technology development, marketing, and business development. Mr. Johnson will serve as a member of the Board’s Scientific Advisory and Compensation Committees.

“Anthony is an industry visionary in the biotechnology field and a strategy expert in both domestic and international capacities. He also holds extensive experience with boards and committees, in mentoring businesses and entrepreneurs, and in serving communities,” said 22nd Century’s Board Chair, Nora Sullivan. “We are fortunate to welcome him to our board of directors where we are confident his contributions will have a significant impact on our Company’s business development, commercialization, and value creation efforts.”

James A. Mish, chief executive officer of 22nd Century Group, commented, “Anthony is a multi-talented business strategist and leader with key relationships across the pharma/biotech, diagnostic, investment banking, and funding arenas worldwide. Having lived and worked in Europe, South America, and the U.S., his diversity of domestic and overseas experiences will be an instrumental resource as we execute our international initiatives. We are excited to have Anthony join the 22nd Century family as we build on our broad recognition as a leading plant-based life science company.”

Mr. Johnson is co-founder, President, and CEO of Kodikaz Therapeutic Solutions, a world-class next-generation non-viral gene therapy company. He is also a founding partner of Buffalo Biosciences, a life science strategic business management firm that supports the evaluation and commercialization of bioscience technologies from concept to market. Previously he was president and CEO of Empire Genomics, where he transformed a concept formed at a university lab into a preeminent oncology molecular testing enterprise. He also served as the business leader of the stem cell and regenerative medicine franchise for Thermo Fisher (Invitrogen Corporation).

Mr. Johnson is an Aspen Institute Health Innovation Fellow and a member of the Aspen Global Leadership Network. He currently serves on the boards of several organizations including the WNED/PBS broadcasting service of Western New York. He has leveraged his business experience and board positions to mentor numerous technology startups and entrepreneurs, spur state and local job creation, and introduce STEM curriculum into early childhood education. Mr. Johnson is also a founding board member of the Communities of Giving Legacy Initiative, which works to create positive change in the lives of low-income youth of color via access to people, places, and experiences that help them achieve their life goals. Additionally, he serves as Michigan Street African-American Heritage Corridor Commissioner and was an Opportunities Council member for University of Buffalo. Formerly, he was a 15-year volunteer with the Big Brother Big Sister Foundation. Mr. Johnson holds an MBA from Manchester Business School, Manchester, UK, with an emphasis in international strategy, and a BA in biology from Fisk University, Nashville, TN.

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About 22nd Century Group, Inc.

22nd Century Group, Inc. (NYSE American: XXII) is a leading plant biotechnology company focused on technologies that alter the level of nicotine in tobacco plants and the level of cannabinoids in hemp/cannabis plants through genetic engineering, gene editing, and modern plant breeding. 22nd Century’s primary mission in tobacco is to reduce the harm caused by smoking through the Company’s reduced nicotine content tobacco cigarettes – containing 95% less nicotine than conventional cigarettes. The Company’s primary mission in hemp/cannabis is to develop and commercialize proprietary hemp/cannabis plants with valuable cannabinoid profiles and desirable agronomic traits.

Learn more at xxiicentury.com, on Twitter @_xxiicentury, and on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 11, 2021. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Investor Relations & Media Contact:
Mei Kuo
Director, Communications & Investor Relations
22nd Century Group, Inc.
(716) 300-1221
mkuo@xxiicentury.com

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